Exhibit 10.4

DIRECTOR DESIGNATION AGREEMENT

THIS DIRECTOR DESIGNATION AGREEMENT, dated as of October 1, 2007 (this “Agreement”), is entered into by and between MacroChem Corporation, a Delaware corporation (the “Company”) and SCO Capital Partners LLC (“SCO”).

WHEREAS, pursuant to the terms of the Amended and Restated Preferred Stock and Warrant Purchase Agreement dated as of February 13, 2006, by and among the Company, SCO and the other parties set forth therein as purchasers (the “Purchase Agreement”) , SCO was given the right to designate two individuals to serve as directors of the Company (the “Designation Right”);

WHEREAS, the Designation Right will expire according to its terms if less than 20% of the shares of Series C Cumulative Convertible Preferred Stock, par value $0.01 per share of the Company (the “Series C Preferred Stock”) issued pursuant to the Purchase Agreement remain outstanding;

WHEREAS, the parties anticipate that more than 80% of the outstanding shares of Series C Preferred Stock will be converted (the “Series C Conversion”) into the common stock, par value $0.01 per share, of the Company (the “Common Stock”) in connection with a proposed new equity financing of the Company and thereafter, less than 20% of such shares of Series C Preferred Stock shall remain outstanding; and

WHEREAS, the parties desire to continue SCO’s right to designate two directors of the Company as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Director Designees. Effective immediately upon the Series C Conversion and continuing for as long as SCO and its Affiliates (as defined below) hold at least 20% of the aggregate number of shares of Common Stock issued to SCO and its Affiliates upon conversion of the Series C Preferred Stock, (a) SCO shall have the right, from time to time, to designate two individuals, who shall be reasonably satisfactory to the then current Board of Directors, to serve as directors of the Company (the “SCO Director Designees”), (b) the Company shall use its best efforts to cause the number of directors to be fixed at seven, two of which shall be the SCO Director Designees (the “SCO Board Seats”), (c) the Company shall use its best efforts to cause the SCO Director Designees to be nominated and elected for service as directors of the Company at each meeting of the Company’s shareholders held for the purpose of electing directors and (d) if at any time, or from time to time, one or more of the SCO Board Seats is or becomes vacant for any reason prior to the next annual meeting of shareholders, the Company shall use its best efforts to cause such vacancy to be filled with an

SCO Director Designee. The following persons are hereby deemed to be “reasonably satisfactory” pursuant to clause (a) above: Steven H. Rouhandeh and Jeffrey B. Davis.

2.          Certain Defined Terms. For purposes of this Agreement, an “Affiliate” means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to any Person, any investment fund or managed account that is managed on a discretionary basis by the same investment manager of such Person will be deemed to be an Affiliate of such Person. A “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

3.          Counterparts; Assignment; Amendment. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. The executed signature pages hereto may be delivered by facsimile or other means of electronic image transmission, such a copy of any signature page hereto shall have the same force and effect as an original thereof. This Agreement may not be assigned without the written consent of each of the parties hereto, provided that SCO may assign its rights under this Agreement to any Affiliate of SCO without the consent of the Company. This Agreement may not be amended without the written approval of each of the parties hereto.

4.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to principles of conflict of laws).

IN WITNESS WHEREOF, the parties hereto have executed this Director Designation Agreement as a document under seal as of the date first above written.

MACROCHEM CORPORATION
By:
Name:
Title:
SCO Capital Partners, LLC
By:
Name:
Title:

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